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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated November 20, 2001 (except with respect to the matters discussed in Note 12, as to which the date is January 10, 2002) included in the form 10-K, in the Company's previously filed Registration Statements on Form S-8 File No.'s 333-85187, 333-95653, 333-39126, 333-53734, 333-64260, and 333-72480.

Arthur Andersen LLP

San Jose, California
January 24, 2002